UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 5, 2011

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2011, the Board of Directors (the “Board”) of Coinstar, Inc. (the “Company”) appointed Nelson C. Chan as a member of the Board effective immediately. Mr. Chan will fill the vacancy left by Daniel W. O’Connor’s resignation from the Board in March 2011 and will serve until the 2012 Annual Meeting of the Stockholders of the Company. He has been appointed to the Audit Committee of the Board.

Mr. Chan served as chief executive officer of Magellan Corporation (a portable GPS navigation consumer electronics company) from December 2006 to August 2008 and held various management positions at SanDisk Corporation (a manufacturer and supplier of flash brand data storage products) from 1992 to 2006, including executive vice president and general manager, consumer business. In addition, Mr. Chan is a member of the board of directors of Affymetrix, Inc. (a genetic analysis company) and Synaptics, Inc. (a developer of consumer interface solutions). He holds a Bachelor of Science degree in electrical and computer engineering from the University of California at Santa Barbara and a Master of Business Administration degree from Santa Clara University.

Mr. Chan will receive the standard compensation received by Company non-employee directors. The standard compensation arrangements received by Company non-employee directors are generally as described in the Company’s definitive proxy statement on Schedule 14A filed on April 25, 2011 with the Securities and Exchange Commission.

A copy of the Company’s press release relating to Mr. Chan’s appointment as director is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated July 6, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Date: July 6, 2011	By:	/s/ Donald R. Rench
Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 6, 2011

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